                                     PETRON                      EXHIBIT A-2
                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                    June 30,
                                                                                      1998
                                                                                   -----------
                                     ASSETS
                                     ------

CURRENT ASSETS
       Cash and cash equivalents                                                        *
       Accounts receivable                                                              *
       Inventory                                                                        *
       Prepayments                                                                      *
                                                                                    ----------
                                                                                        *

PROPERTY, PLANT, & EQUIPMENT, NET                                                       *
                                                                                    ----------

GOODWILL & OTHER INTANGIBLES                                                            *
                                                                                    ----------
DEFERRED CHARGES                                                                        *
                                                                                    ----------
TOTAL ASSETS                                                                            *
                                                                                    ==========



                         CAPITALIZATION AND LIABILITIES
                         ------------------------------

CURRENT LIABILITIES
       Short-term debt                                                                  *
       Accounts payable--general                                                        *
       Accounts payable to associated companies                                         *
       Taxes accrued                                                                    *
       Interest accrued                                                                 *
       Other                                                                            *
                                                                                    ----------
                                                                                        *
                                                                                    ----------


CAPITALIZATION
       Paid-in capital                                                                  *
       Retained earnings                                                                *
                                                                                    ----------
            Total common stockholder's equity                                           *
       Notes payable to Conectiv                                                        *
                                                                                    ----------
                                                                                        *
                                                                                    ----------
TOTAL CAPITALIZATION AND LIABILITIES                                                    *
                                                                                    ==========



* CONFIDENTIAL TREATMENT REQUESTED

                                                                   EXHIBIT A-2
                                     PETRON
                       CONSOLIDATED STATEMENTS OF INCOME
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                                             Three Months             Six Months
                                                                Ended                    Ended
                                                               6/30/98                  6/30/98
                                                         -------------------      -------------------

OPERATING REVENUES
   Other services                                                 *                       *
   Revenues from associated companies                             *                       *
                                                         -------------------      -------------------
                                                                  *                       *
                                                         -------------------      -------------------
OPERATING EXPENSES
   Other services' cost of sales                                  *                       *
   Operating expenses -- associated companies                     *                       *
   Operating expenses -- general                                  *                       *
   Depreciation and amortization                                  *                       *
                                                         -------------------      -------------------
                                                                  *                       *
                                                         -------------------      -------------------

OPERATING INCOME                                                  *                       *
                                                         -------------------      -------------------

OTHER INCOME                                                      *                       *
                                                         -------------------      -------------------

INTEREST EXPENSE
   Borrowings from associated companies                           *                       *
   Short-term debt                                                *                       *
                                                         -------------------      -------------------
                                                                  *                       *
                                                         -------------------      -------------------

INCOME BEFORE INCOME TAXES                                        *                       *
                                                         -------------------      -------------------

INCOME TAXES                                                      *                       *
                                                         -------------------      -------------------

NET INCOME                                                        *                       *
                                                         ===================     ===================

Note:

Petron was acquired in March 1998 and the acquisition was recorded in the second quarter of 1998. Petron's operating results for March 1998 to June 1998, which are immaterial to Conectiv on a consolidated basis, are reflected in Conectiv's consolidated Statement of Income as shown above.


      * CONFIDENTIAL TREATMENT REQUESTED